Exhibit 10.15(b)

AMENDMENT TO

AMENDED AND RESTATED 1997 EMPLOYEE STOCK PLAN

OF CENDANT CORPORATION

The Amended and Restated 1997 Employee Stock Plan of Cendant Corporation (the “Plan”) is hereby amended as follows:

1.                    The first paragraph of Section 3 of the Plan is hereby amended and restated to read, in its entirety, as follows:

The total number of shares of Common Stock reserved and available for grant under the Plan shall be [the sum of (i)] twenty-five million (25,000,000) and (ii) two million, three hundred and seventy eight thousand, nine hundred (2,378,900).  Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares; [provided however that no less than 2,378,900 shares shall be treasury shares.]

2.                    Ratification.  Except as expressly set forth in this Amendment, the Plan is hereby ratified and confirmed without modification.

3.                    Effective Date.  This Amendment shall be effective as of January 3, 2001.